AMENDMENT TO ARTICLES OF INCORPORATION FOR SERIES B PREFERRED STOCK

V

090201

ROSS MILLER

Secretary of Stat*

204 North Carson Street. Suite 1

Carson City, Nevada 89701-4520

(775) 6W-5708

Website: www.nvsos.oov

Certificate of Amendment

USE BLACK WK ONLY - DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation For
Nevada Profit Corporations (Pursuant to NRS 78.385 and
78.390 - After Issuance of Stock)

1. Name of corporation:

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20110456875-79
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/20/2011 8:00 AM
Entity Number E0295252009-7

Arrayit Diagnostics, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article V-Capital Stock

E. Series B Preferred Stock. (1) There shall be a series of Preferred Stock designated as "Series B Preferred Stock," and the number of shares constituting such series shall be 3,000. Such series is referred to herein as the "Series B Preferred Stock." (See Exhibit A attached hereto).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

(must not bo fetor than 90 days after the certificate Is filed)

4. Effective date of filing: (optional) 5/23/11

5. Signature: (required)

Signature: (required

Signature of Officer

•if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting, power of each dass or series arfodod by the amendrnent regardless to limitations or restrictions on trie voting power thereof.

IMPORTANT: Failure to Include any of the above Information and submit with the proper fees may cause this filing to be rejected. This fotm must Pe accompankKl by appropriate foos Nt^Smsr^^S^ft^P^U^i

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EXHIBIT A TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

ARRAYIT

DIAGNOSTICS, INC.

(a Nevada corporation)

ARTICLE I

NAME

The name of the Corporation is Arrayit Diagnostics, Inc. (hereinafter, the "Corporation").

ARTICLE II

REGISTERED OFFICE

AND AGENT

The name of the Corporation's resident agent in the State of Nevada is Inc. Plan of Nevada, Inc., and the street address of the said resident agent where process may be served on the Corporation is 613 Saddle River Court, Henderson, Nevada 89015. The mailing address and the street address of the said resident agent are identical.

ARTICLE III

POWERS

The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Nevada. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Nevada.

ARTICLE IV

TERM

The Corporation is to have perpetual existence.

ARTICLE V

CAPITAL STOCK

A.   Number and Designation. The total number of shares of all classes that this Corporation shall have authority to issue shall be 500,000,000, of which 480,000,000 shall be shares of common stock, par value $0,001 per share ("Common Stock"), and 20,000,000 shall be shares of preferred stock, par value $0,001 per share ("Preferred Stock"). The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for subscriptions to, or the purchase of, the capital stock to be issued by a corporation shall be paid in such form and in such manner as the board of directors shall determine. The board of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation, or any combination thereof. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and nonassessable stock upon receipt by the corporation of such consideration. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

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A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

B.   Undesignated Common Stock. Shares of Common Stock not at the time designated as shares of a particular series pursuant to this Article (V)(B) or any other provision of these Articles of Incorporation may be issued from time to time in one or more additional series or without any distinctive designation. The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The board of directors shall determine the number of shares constituting each series of Common Stock and each series shall have a distinguishing designation.

C.   Common Stock. Except as provided in these Articles or the designation of any series or class of capital stock, the holders of the Common Stock shall be entitled to one vote for each share held by such holders.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

Each share of undesignated Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock of the Corporation.

D.   Serial Preferred Stock. Shares of Preferred Stock not at the time designated as shares of a particular series pursuant to this Article (V)(D) or any other provision of these Articles of Incorporation may be issued from time to time in one or more additional series. The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The board of directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation. Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue.

E.   Series B Preferred Stock. (1) There shall be a series of Preferred Stock designated as "Series B Preferred Stock," and the number of shares constituting such series shall be 3,000. Such series is referred to herein as the "Series B Preferred Stock."

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(2)  Stated Capital. The amount to be represented in stated capital at all times for each share of Series B Preferred Stock shall be $.001.

(3)  Rank. All shares of Series B Preferred Stock shall rank subordinate and junior to all of the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), now or hereafter issued, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

(4)  Dividends. No dividend shall be declared or paid on the Series B Preferred Stock.

(5)  No Liquidation Participation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of shares of Series B Preferred Stock shall not be entitled to participate in any of the remaining assets of the Corporation available for distribution to its stockholders. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Section 5 of Article (V)(E), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

(6)  Voting Rights. Except as otherwise required by law, the shares of outstanding Series B Preferred Stock shall have the number of votes equal to the number of votes of all other outstanding shares of capital stock multiplied by two, such that the holders of outstanding shares of Series B Preferred Stock shall always constitute two-thirds of the voting power of the Corporation. Except as otherwise required by law or by the Articles of Incorporation, the holders of shares of Common Stock and Series B Preferred Stock shall vote together and not as separate classes.

(7)  No Redemption. The shares of Series B Preferred Stock are not redeemable.

(8)  Outstanding Shares. For purposes of the Articles of Incorporation, all shares of Series B Preferred Stock shall be deemed outstanding except from the date of registration of transfer, all shares of Series B Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

(9)  Preemptive Rights. The Series B Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

ARTICLE VI

PREEMPTIVE

RIGHTS

No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

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ARTICLE VII

REPURCHASE OF

SHARES

The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

ARTICLE VIII

MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING

A.   No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors of the Corporation.

B.   Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons.

C.   There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

D.   Meetings of stockholders may be held at such place as the bylaws may provide.

ARTICLE IX

NOTICE FOR NOMINATIONS AND

PROPOSALS

A.   Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals at an annual meeting or such proposals at a special meeting, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation of not less than thirty days or more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

B.   Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

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C.   The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

ARTICLE X

DIRECTORS

A.   The number of directors of the Corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. The board of directors shall be classified in accordance with the provisions of Section B of this Article X.

B.   The board of directors of the Corporation (other than directors which may be elected by the holders of preferred stock) shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, exclusive of directors, if any, elected by holders of preferred stock, with the terms of office of all members of one class expiring each year. Should the number of directors not be equally divisible by three, the excess director or directors shall be assigned to Classes I or II as follows: (1) if there shall be an excess of one directorship over the number equally divisible by three, such extra directorship shall be classified in Class I; and (2) if there be an excess of two directorships over a number equally divisible by three, one shall be classified in Class I and the other in Class II. At the first meeting of the board of directors of the Corporation, directors of Class I shall be elected to hold office for a term expiring at the first annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three-year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

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C.   Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, other than directors which may be elected by the holders of preferred stock, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

D.   Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected in addition to the number of directors fixed as provided in this Article X. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

E.   In furtherance, but not in limitation of the powers conferred by statute, the board of directors is expressly authorized to do the following:

(1)  Designate one (1) or more committees, each committee to consist of one or more of the directors of the Corporation and such number of natural persons who are not directors as the board of directors shall designate, which to the extent provided in the Resolution, or in the by-laws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation.

(2)  Call special meetings of the stockholders only by the board of directors or a committee of the board of directors that is delegated the power to call special meetings by the board of directors.

(3)  Change the name of the Corporation at any time and from time to time to any name authorized by Nevada Revised Statutes 78.039.

ARTICLE XI

REMOVAL OF

DIRECTORS

Notwithstanding any other provision of these Articles or the bylaws of the Corporation, any director or one or more of the incumbent directors of the Corporation may be removed, at any time, but only by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class). Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock.

ARTICLE XII

ACQUISITION OF

CAPITAL STOCK

A. For the purpose of this Article:

(1)   The term "Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(2)   The term "acting in concert" shall mean (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, and (ii) a combination or pooling of voting or other interest in the Corporation's outstanding shares of capitol stock for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

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(3)   The term "acquire," "acquisition" or "acquiring" with respect to the acquisition of any security of the Corporation shall refer to the acquisition of such security by any means whatsoever, including without limitation, an acquisition of such security by gift, by operation of law, by will or by intestacy, whether voluntarily or involuntarily.

(4)   The term "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

(5)   The term "Common Stock" means all Common Stock of the Corporation and any other securities issued by the Corporation which are treated as common stock for purposes of Section 382 of the Code.

(6)   The term "Fair Market Value" of the Common Stock shall mean the average of the daily closing prices of the Common Stock for 15 consecutive trading days commencing 20 trading days before the date of such computation. The closing price is the last reported sale price on the principal securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on any national securities exchange, the average of the closing bid and asked prices as reported on OTC Markets, Inc. In the absence of such a quotation, the Corporation shall determine the current market price on a reasonable and appropriate basis of the average of the daily closing prices for 15 consecutive trading days commencing 20 trading days before the date of such computation.

(7)   The term "own," "owing," "ownership" or "owning" refer to the ownership of securities within the meaning of Section 382 of the Code after taking into account the attribution rules of Section 382(1)(3) of the Code and the regulations promulgated hereunder.

(8)   The term "Person" shall mean any individual, firm, corporation, partnership, joint venture or other entity and shall include any group composed of such person and any other person with whom such person or any Affiliate or Associate (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Act) of such person has any agreement, arrangement or understanding, directly or indirectly, for the purposes of acquiring, holding, voting or disposing of Common Stock, and any other person who is a member of such group.

(9)   The term "Transfer Agent" shall mean the transfer agent with respect to the Common Stock nominated and appointed by the board of directors from time to time.

B.  Acquisition of Control Shares.

(1)  If, at any time during the ten years from the effective date of these Articles, any Person shall acquire the beneficial ownership (as determined pursuant to Rules 13d-3 and 13d-5 under the Act) of more than 20% of any class of Common Stock, then the record holders of Common Stock beneficially owned by such acquiring Person shall have only the voting rights set forth in this paragraph B on any matter requiring their vote or consent. With respect to each vote in excess of 20% of the voting power of the outstanding shares of Common Stock which such record holders would otherwise be entitled to cast without giving effect to this paragraph B, the record holders in the aggregate shall be entitled to cast only one-hundredth of a vote. A Person who is a record owner of shares of Common Stock that are beneficially owned simultaneously by more than one person shall have, with respect to such shares, the right to cast the least number of votes that such person would be entitled to cast under this paragraph B by virtue of such shares being so beneficially owned by any of such acquiring Persons. The effect of the reduction in voting power required by this paragraph B shall be given effect in determination the presence of a quorum for purposes of convening a meeting of the stockholders of the Corporation.

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(2)  The limitation on voting rights prescribed by this paragraph B shall terminate and be of no force and effect as of the earliest to occur of: (i) the date that any person becomes the beneficial owner of shares of stock representing at least 75% of the total number of votes entitled to be cast in respect of all outstanding shares of stock, before giving effect to the reduction in votes prescribed by this paragraph B; or (ii) the date (the "Reference Date") one day prior to the date on which, as a result of such limitation of voting rights, the Common Stock will be delisted from any exchange (including by ceasing to be temporarily or provisionally authorized for listing with) the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "NYSE Amex"), or the NASDAQ Stock Market ("NASDAQ"); provided, however, that (a) such termination shall not occur until the earlier of (x) the 90th day after the Reference Date or (y) the first day on or after a Reference Date that there is not pending a proceeding under the rules of the NYSE, the NYSE Amex or the NASDAQ or any other administrative or judicial proceeding challenging such delisting or removal of authorization of the Common Stock, an application for listing of the Common stock with the NYSE, the NYSE Amex or NASDAQ, or an appeal with respect to any such application, and (b) such termination shall not occur by virtue of such delisting or lack of authorization if on or prior to the earlier of the 90th day after the Reference Date or the day on which no proceeding, application or appeal of the type described in (y) above is pending, the Common Stock is approved for listing or continued listing on the NYSE, the NYSE Amex or NASDAQ (including any such approval or authorization which is temporary or provisional). Nothing contained herein shall be construed so as to prevent the Common Stock from continuing to be listed with the NYSE, NYSE Amex or NASDAQ in the event that the NYSE, NYSE Amex or NASDAQ, as the case may be, adopts a rule or is governed by an order, decree, ruling or regulation of the Securities and Exchange Commission which provides in whole or in part that companies having Common Stock with differential voting rights listed on the NYSE, the NYSE Amex or NASDAQ may continue to be so listed.

C.   The restrictions contained in this Article XII shall not apply to (1) any underwriter or member of an underwriting or selling group involving a public sale or resale of securities of the Corporation or a subsidiary thereof; provided, however, that upon completion of the sale or resale of such securities, no such underwriter or member of such selling group is a beneficial owner of more than 4.9% of any class of equity security of the Corporation, (2) any revocable proxy granted pursuant to a proxy solicitation in compliance with section 14 of the Act by a stockholder of the Corporation or (3) any employee benefit plans of the Corporation. In addition, the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries, the directors of subsidiaries of the Corporation, the employee benefit plans of the Corporation and its subsidiaries, entities organized or established by the Corporation or any subsidiary thereof pursuant to the terms of such plans and trustees and fiduciaries with respect to such plans acting in such capacity shall not be deemed to be a group with respect to their beneficial ownership of voting stock of the Corporation solely by virtue of their being directors, officers or employees of the Corporation or a subsidiary thereof or by virtue of the Continuing Directors of the Corporation, the officers and employees of the Corporation and its subsidiaries and the directors of subsidiaries of the Corporation being fiduciaries or beneficiaries of an employee benefit plan of the Corporation or a subsidiary of the Corporation. Notwithstanding the foregoing, no director, officer or employee of the Corporation or any of its subsidiaries or group of any of them shall be exempt from the provisions of this Article XII should any such person or group become a beneficial owner of more than 20% of any class of equity security of the Corporation.

D.   A majority of the Continuing Directors, as defined in Article XIII, shall have the power to construe and apply the provisions of paragraphs B, C and D of this Article XII and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (1) the number of shares beneficially owned by any person, (2) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of beneficial ownership, (3) the application of any other definition or operative provision of this Article XII to the given facts or (4) any other matter relating to the applicability or effect of paragraphs B, C and D of this Article XII. Any constructions, applications, or determinations made by the Continuing Directors pursuant to paragraphs B, C and D of this Article XII in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

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E.   If any provision of this Article XII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE XIII

APPROVAL OF CERTAIN BUSINESS

COMBINATIONS

The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

A.  (1) Except as otherwise expressly provided in this Article XIII, and in addition to any other vote required by law, the affirmative vote required by law, the affirmative vote of the holders of (i) at least two-thirds of the voting power of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately the affirmative vote of the holders of at least two-thirds of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into a Related person (as hereinafter defined); (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or pledge, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person; (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation; (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation; (e) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person other than on a pro rata basis to all holders of capital stock of the Corporation of the same class or classes held by the Related person, pursuant to a stock split, stock dividend or distribution or warrants or rights, and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Corporation or any of its subsidiaries which securities have been distributed pro rata to all holders of capital stock of the Corporation; (f) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person; (g) any reclassification of the common stock of the Corporation, or any recapitalization involving the common stock of the Corporation or any similar transaction (whether or not with or into or otherwise involving a Related Person) that has the effect directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary that are directly or indirectly owned by any Related Person; and (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article XIII.

(2)  Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote; provided, however, that in no instance shall the provisions of this Article XIII require the vote of greater than 85% of the voting power of the outstanding shares entitled to vote thereon for the approval of a Business Combination.

(3)  The term "Business Combination" as used in this Article XIII shall mean any transaction which is referred to in any one or more of subparagraphs A(l)(a) through (h) above.

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B.   The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved in advance by a two-thirds vote of the Continuing Directors (as hereinafter defined; provided, however, that such approval shall only be effective if obtained at a meeting at which a continuing Director Quorum (as hereinafter defined) is present.

C.   For the purposes of this Article XIII the following definitions apply:

(1)  The term "Related Person" shall mean and include (i) any individual, corporation, partnership or other person or entity which together with its "affiliates" or "associates" (as those terms are defined in the Act) "beneficially owns" (as that there is defined in the Act) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (ii) any "affiliate" or "associate" (as those terms are defined in the Act) of any such individual, Corporation, partnership or other person or entity; provided, however, that the term "Related Person" shall not include the Corporation, any subsidiary of the Corporation, any employee benefit plan, employee stock plan of the Corporation or of any subsidiary of the Corporation, or any trust established by the Corporation in connection with the foregoing, or any person or entity organized, appointed, established or holding shares of capital stock of the Corporation for or pursuant to the terms of any such plan, nor shall such term encompass shares of capital stock of the Corporation held by any of the foregoing (whether or not held in a fiduciary capacity or otherwise). Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

(2)  The term "Substantial Part" shall mean more than 25% of the total assets of the entity at issue, as of the end of its most recent fiscal year ending prior to the time the determination is made.

(3)  The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with and who is not the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with and who is not the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

(4)  The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

ARTICLE XIV

EVALUATION OF BUSINESS

COMBINATIONS

In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination (as defined in Article XIII) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (A) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees and customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (B) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (C) the competence, experience, and integrity of the acquiring person or entity and its or their management.

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ARTICLE XV

INDEMNIFICATION

Any person who was or is a party or is or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding and, if so requested, the Corporation shall advance (within two business days of such request) any and all such expenses to the person indemnified; provided, however, that (i) the foregoing obligation of the Company shall not apply to a claim that was commenced by the person indemnified without the prior approval of the Board of Directors. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article XV. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article XV shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise.

ARTICLE XVI

LIMITATIONS ON DIRECTORS'

LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except: (A) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or (B) the payment of distributions in violation of Nevada Revised Statutes Sec.78.300. If the General Corporation law of the State of Nevada is amended after the date of filing of these Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Nevada, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XVII

AMENDMENT OF

BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the Corporation by a vote of two-thirds of the board of directors. Notwithstanding any other provision of these Articles or the bylaws of the Corporation, and in addition to any affirmative vote required by law (and notwithstanding the fact that some lesser percentage may be specified by law), the bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation only by the vote of the holders of not less than two-thirds of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

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ARTICLE XVIII

SPECIAL

PROVISIONS

A.   To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any of the officers, directors, agents, stockholders, members, partners or their respective affiliates and subsidiaries (other than the Corporation and its subsidiaries), even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and such person shall have no duty to communicate or offer such corporate opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XVIII. Neither the alteration, amendment or repeal of this Article XVIII nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article XVIII shall eliminate or reduce the effect of this Article XVIII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XVIII, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

B.   As provided by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

C.   As provided by Nevada Revised Statutes 78.207, without repeating the section in full here, the board of directors shall have the authority to change the number of shares of any class or series, if any, of authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series held by each stockholder of record at the effective date and time of the change by a resolution adopted by the board of directors, without obtaining the approval of the stockholders.

D.   If a proposed increase or decrease in the number of issued and outstanding shares of any class or series would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, then the decrease must be approved by the vote, in addition to any vote required, of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the increase or decrease, regardless of limitations or restrictions on the voting power thereof. The increase or decrease does not have to be approved by the vote of the holders of shares representing a majority of the voting power in each class or series whose preference or rights are not adversely affected by the increase or decrease.

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ARTICLE XIX

AMENDMENT OF ARTICLES OF

INCORPORATION

Subject to the provisions hereof, the Corporation has the right to repeal, alter, amend or rescind any provision contained in these Articles only if the same is approved by the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class), and all rights conferred on stockholders herein are granted subject to this reservation.

15

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CERTIFICATE OF DESIGNATIONS FOR THE. SERIES B PREFERRED STOCK FILED WITH THE SECRETARY OF STATE OF THE STATE OF NEVADA.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR SOLD UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN AVAILABLE EXEMPTION FROM REGISTRATION.

Number 001	3,000_ Shares

ARRAYIT DIAGNOSTICS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

This Certifies that JOHN HOWELL is the owner o IHREL IIlOUiS.-»NO (j.OX i \ 0

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES B PREFERRED STOCK, $.001 PAR VALUE, OF

Arrayit Diagnostics, Inc. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Witness the manual signatures of the Company's duly authorized officers.

p^gmi^^

Dated:

John Howell, President	NEVADA

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

ARRAYIT DIAGNOSTICS, INC

(a Nevada corporation)

STATEMENT OF

CONSENT OF

SOLE DIRECTOR

May 23, 2011

This STATEMENT OF CONSENT OF SOLE DIRECTOR when executed by the sole Director of the Corporation in accordance with the provisions of Section 78.315 of the Nevada Revised Statutes, will become effective as of the 23rd day of May, 2011 and will have the same force and effect as if the sole Director was present and acting at a meeting duly noticed and held for the purpose of adopting the Resolutions and taking the Corporate action hereinafter set forth.

INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING

RESOLVED that the number of outstanding common shares of the Corporation effective May 23, 2011 be increased from 8,250,000 to 24,750,000 in order to effectuate what is generally referred to as a "forward split" and that additional certificates representing ownership of shares of Common Stock be issued to the shareholder to reflect such additional shares;

BE IT FURTHER RESOLVED, that the proper officers of this Corporation be, and each hereby is, authorized, empowered and directed, to notify each of the shareholders of the Corporation of the above and foregoing action and take such other or further action as may be required to carry out the above and foregoing resolutions; and

BE IT FURTHER RESOLVED, that upon issuance thereof, each of said shares of common stock of the Corporation be, and each such share hereby is, vested in the above named entity as the owner thereof as fully paid and non-assessable shares of Common Stock of the Corporation.

ADOPTION OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

The business to come before the Director is the adoption of an Amended and Restated Articles of Incorporation of the Corporation, and thereupon, after reading a form of Amended and Restated Articles of Incorporation of the Corporation it is

RESOLVED, the Amended and Restated Articles of Incorporation of the Corporation in the form and substance as presented to and read by the Director be, in the same hereby is, approved and adopted as the Amended and Restated Articles of Incorporation of this Corporation;

BE IT FURTHER RESOLVED, that a copy of such Amended and Restated Articles of Incorporation be filed in the office of the Secretary of State of Nevada in accordance with the Nevada Revised Statutes;

BE IT FURTHER RESOLVED, that a copy of said Amended and Restated Articles of Incorporation be properly affixed in the Minute Books of the Corporation as a part of its permanent records and as an exhibit to this Statement of Consent; and

BE IT FURTHER RESOLVED, that a copy of said Amended and Restated Articles of Incorporation be kept at the principal offices the Corporation and available for inspection by any shareholder of the Corporation at any reasonable time for a proper purpose during normal office hours.

ISSUANCE OF SERIES B PREFERRED STOCK

The Amended and Restated Articles of Incorporation designate and authorize for issuance 3,000 shares of Series B Preferred Stock. John Howell offered to accept such shares in consideration of his services as sole officer and director of the Corporation. Therefore, it is

RESOLVED that the proper officers of this Corporation be, and each hereby is, authorized, empowered and directed, to prepare, execute and deliver to, or upon the order of, the above named person, a certificate or certificates evidencing the ownership of the shares of Series B Preferred Stock; and

BE IT FURTHER RESOLVED, that upon issuance thereof, each of said shares of Series B Preferred Stock of the Corporation be, and each such share hereby is, vested in the above named person as the owner thereof as fully paid and non-assessable shares of Series B Preferred Stock of the Corporation.

ADOPTION OF AMENDED AND RESTATED BYLAWS

The business to come before the Director is the adoption of an Amended and Restated Bylaws of the Corporation, and thereupon, after reading a form of Amended and Restated Bylaws of the Corporation it is

RESOLVED, the Amended and Restated Bylaws of the Corporation in the form and substance as presented to and read by the Director be, in the same hereby is, approved and adopted as the Amended and Restated Bylaws of this Corporation;

BE IT FURTHER RESOLVED, that a copy of such Amended and Restated Bylaws be filed in the office of the Secretary of State of Nevada in accordance with the Nevada Revised Statutes;

BE IT FURTHER RESOLVED, that a copy of said Amended and Restated Bylaws be properly affixed in the Minute Books of the Corporation as a part of its permanent records and as an exhibit to this Statement of Consent; and

BE IT FURTHER RESOLVED, that a copy of said Amended and Restated Bylaws be kept at the principal offices the Corporation and available for inspection by any shareholder of the Corporation at any reasonable time for a proper purpose during normal office hours.

ADOPTION OF PLAN AND

AGREEMENT OF MERGER WITH

ARRAYIT DIAGNOSTICS (OVARIAN),

INC.

RESOLVED that the Corporation enter into a Plan and Agreement of Merger with its wholly-owned subsidiary, Arrayit Diagnostics (Ovarian),Inc, upon the terms and for the consideration specified in the Plan and Agreement of Merger delivered to the Director; and

BE IT FURTHER RESOLVED that the President of the Corporation be and hereby is, authorized to execute and deliver the Plan and Agreement of Merger and such other documents and instruments and do all acts and things to effectuate the intent of the foregoing resolution.

APPOINTMENT OF TRANSFER AGENT

RESOLVED, that Standard Registrar and Transfer Co., Inc. hereby is appointed transfer agent and registrar for the Common Stock of the Corporation; and

RESOLVED, that the resolutions in the form required by Standard Registrar and Transfer Co., Inc., appointing Standard Registrar and Transfer Co., Inc. as the transfer agent and registrar for certain of the Corporation's securities hereby are incorporated herein by references and, as so incorporated by reference, are adopted in all respects, and the President of the Corporation is authorized, in the name and on behalf of the Corporation, to prepare, execute, and deliver any document as he with the advice of counsel may deem necessary or desirable to complete such appointment, the execution and delivery of any such document by such officer to be conclusive evidence that he deemed such document to be necessary or desirable.

REGISTRATION OF OUTSTANDING SHARES OF COMMON STOCK

RESOLVED, that a registration statement on Form 10 (the "Registration Statement") covering the registration under the Securities Act of 1934 of all issued and outstanding shares of Common Stock shall be prepared; and that the President, with the full authority to act without any others hereby is, authorized, in the name and on behalf of the Corporation, to execute the Registration in form and substance, in the name and on behalf of the Corporation with the advice of counsel deemed sufficient, the execution by such officer to be conclusive evidence that he deemed such Registration Statement to be adequate and proper, and to execute any amendment to the Registration Statement, to procure all necessary signatures thereon, and to file the Registration Statement and any amendment when so executed (together with appropriate exhibits thereto) with the Securities and Exchange Commission;

BE IT FURTHER RESOLVED, that all actions taken and transactions entered into by the Corporation and its officers, directors, stockholders, and duly authorized agents on its behalf since its incorporation, including election of directors, appointment of officers, issuances of stock, grant of options, and acts or failures to act concerning all matters referred to in the foregoing resolutions or in the Registration Statement, hereby are ratified, confirmed, and approved in all respects; and

BE IT FURTHER RESOLVED, that the President, hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver any and all contracts, deeds, and writings of any nature and to do any other act or thing that may be necessary or desirable to carry out the foregoing.

EXECUTED by the sate Director as of the date first written above.

/s/ John Howell

John Howell, Sole
Director